UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 4, 2019

Date of Report (Date of earliest event reported)

CRUZANI, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54624	26-4144571
(Commission File Number)	(IRS Employer Identification No.)

3500 Lennox Road, Suite 1500 Atlanta, Georgia 30326
(Address of principal executive offices)

(404) 419-2253
(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 4, 2019, Cruzani, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Charter Amendment”) for a 1-for-20 reverse stock split of the Company’s common stock (the “Reverse Split”).

The above description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

As previously disclosed in a Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 3, 2018, the Reverse Split was approved by our stockholders on November 20, 2018. On that date, the Company received written consent in lieu of a meeting of Stockholders (the “Written Consent”) from holders of shares of voting securities representing approximately 61.46%% of the total issued and outstanding shares of voting securities of the Company approving the granting of discretionary authority to the Board of the Directors of the Company, at any time or times for a period of 12 months after the date of the Written Consent, to adopt an amendment to the Company’s Articles of Incorporation, as amended, to effect a reverse stock split and a name change.

The Reverse Split was implemented by the Company in connection with the Company’s application to list its shares of common stock on the OTCQB Marketplace (the “OTCQB”). The Reverse Split is intended to fulfill, or in the near future fulfill, the stock price requirements for listing on OTCQB since the requirements include, among other things, that the Company’s common stock must be, at time of listing, $0.01 or higher. There is no assurance that the Company’s application to list its shares of common stock on OTCQB will be approved.

On January 8, 2019, the Company received notice from Financial Industry Regulatory Authority (“FINRA”) that the Reverse Split had been approved and would take effect at the opening of trading on January 10, 2019.

Item. 8.01 Other Items

The information set forth in Item 5.03 is incorporated by reference.

Effective January 10, 2019, as a result of the Reverse Split, every 20 shares of the Company’s issued and outstanding common stock will be converted into one share of issued and outstanding common stock. The number of authorized shares remains unchanged. No fractional shares will be issued in connection with the Reverse Split. Any fractional shares of common stock resulting from the Reverse Split will be rounded up to the nearest whole share. It is not necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the Reverse Split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares.

The Company’s shares will continue to trade on The OTC Markets marketplace under the symbol “CZNI” with the letter “D” added to the end of the trading symbol for a period of 20 trading days (ending on January 30, 2019) to indicate that the Reverse Split has occurred.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
3.1	Amendment to Articles of Incorporation, filed January 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUZANI, INC.

Date: January 9, 2018	By:	/s/ Everett M. Dickson
Everett M. Dickson

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